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                             AMENDMENT NUMBER 11 TO
                          INVESTMENT SERVICES AGREEMENT

     Pursuant to the Investment Services Agreement between Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) and Hartford Investment Management Company (formerly known as The Hartford Investment Management Company) dated March 3, 1997, (the "Agreement"), THE HARTFORD GLOBAL ENHANCED DIVIDEND FUND (the "Fund") is hereby included in the Agreement as a Portfolio. All provisions in the Agreement shall apply to the management of the Fund.

     This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed effective November 30, 2007.

                                        HARTFORD INVESTMENT FINANCIAL SERVICES,
                                        LLC


                                        By: /s/ Robert Arena
                                            ------------------------------------
                                        Name: Robert Arena
                                        Title: Manager, Senior Vice
                                        President/Business Line Principal


                                        HARTFORD INVESTMENT MANAGEMENT COMPANY


                                        By: /s/ David M. Znamierowski
                                            ------------------------------------
                                        Name: David M. Znamierowski
                                        Title: President